Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

February 6, 2023

Jacobs Solutions Inc.,

Jacobs Engineering Group Inc.,

1999 Bryan Street,

Suite 1200,

Dallas, Texas 75201.

Ladies and Gentlemen:

We are acting as counsel to Jacobs Solutions Inc., a Delaware corporation (“Jacobs”), and Jacobs Engineering Group Inc., a Delaware corporation and wholly-owned subsidiary of Jacobs (“Jacobs Engineering”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers (i) senior and subordinated debt securities of Jacobs, (ii) guarantees of Jacobs, (iii) preferred stock of Jacobs, (iv) depositary shares of Jacobs, (v) common stock of Jacobs, (vi) senior and subordinated debt securities of Jacobs Engineering (together with the senior and subordinated debt securities of Jacobs, the “debt securities”), and (vii) guarantees of Jacobs Engineering (all of the foregoing being referred to herein as the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Debt Securities. When the Registration Statement has become effective under the Act, when the applicable indenture relating to the debt securities has been duly executed and delivered, the terms of the debt securities and of their issuance and sale have been duly established in conformity with the applicable indenture relating to the debt securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Jacobs or Jacobs Engineering, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Jacobs or Jacobs Engineering, as applicable, and when the debt securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board of Directors of Jacobs or Jacobs Engineering, as applicable, or a duly authorized committee thereof, the debt securities will constitute valid and legally binding obligations of Jacobs or Jacobs Engineering, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) Guarantees. When the Registration Statement has become effective under the Act, when the applicable indenture relating to the guarantees has been duly executed and delivered, the terms of the guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture and the corresponding debt securities have been duly executed and authenticated in accordance with the relevant indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Jacobs or Jacobs Engineering, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Jacobs or Jacobs Engineering, as applicable, when the guarantees have been duly executed in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board of Directors of Jacobs or Jacobs Engineering, as applicable, or a duly authorized committee thereof, the guarantees will constitute valid and legally binding obligations of Jacobs or Jacobs Engineering, as applicable, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the preferred stock and of their issuance and sale have been duly established in conformity with Jacobs’ certificate of incorporation, as amended, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board of Directors of Jacobs or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Jacobs and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Jacobs, the preferred stock will be validly issued, fully paid and non-assessable.

(4) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the preferred stock represented by the depositary shares has been validly issued and duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board of Directors of Jacobs or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Jacobs and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Jacobs, the depositary receipts evidencing the depositary shares will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the common stock have been duly established in conformity with Jacobs’ certificate of incorporation, as amended, and the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board of Directors of Jacobs or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Jacobs and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Jacobs, the common stock will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any Registration Statement or any related prospectus or prospectus supplement or other offering material relating to the offer and sale of the Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security would be required to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of Jacobs and Jacobs Engineering and other sources believed by us to be responsible, and we have assumed that the applicable indenture will have been duly authorized, executed and delivered by the trustee thereunder, an assumption which we have not independently verified. We have also assumed that all other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than Jacobs or Jacobs Engineering and that the signatures on documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Sullivan & Cromwell LLP